As filed with the Securities and Exchange Commission on June 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Faraday Future Intelligent Electric Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-4720320
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1990 E. Grand Ave.

El Segundo, CA 90245
(424) 276-7616
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Koti Meka

Chief Financial Officer

Faraday Future Intelligent Electric Inc.

1990 E. Grand Ave.

El Segundo, CA 90245

(310) 415-4807

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

M. Ali Panjwani

Pryor Cashman LLP

7 Times Square

New York, NY 10036

Tel: (212) 421-4100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement is a replacement registration statement being filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to securities that remain unsold under the Registration Statement on Form S-3 (Registration No. 333-272745), declared effective by the SEC on June 28, 2023 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(5)(ii) under the Securities Act, by filing this registration statement on Form S-3 (the “Registration Statement”), the Registrant may issue and sell securities covered by the Prior Registration Statement until the earlier of (i) the effective date of this Registration Statement and (ii) December 28, 2026, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). In particular, the Registrant may continue to offer and sell under the Prior Registration Statement shares of common stock in its at-the-market offering through A.G.P./Alliance Global Partners, or Maxim Group LLC, each as a sales agent, which offering shall remain registered under the Prior Registration Statement using a prospectus supplement filed on September 27, 2023, until the Expiration Date. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of securities under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

This registration statement contains two prospectuses:

●	A base prospectus, which covers the offering, issuance and sale by us of up to $300,000,000 in the aggregate of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), preferred stock, par value $0.0001 per share (the “Preferred Stock”), debt securities, warrants and/or consisting of some or all of these securities; and

●	an At the Market Offering Agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $90,000,000 of our Class A Common Stock that may be issued and sold under the sales agreement dated September 26, 2023, and amended on June 26, 2026 (collectively, the “Sales Agreement”), with A.G.P./Alliance Global Partners (“AGP”) and Maxim Group LLC (“Maxim”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The Sales Agreement prospectus immediately follows the base prospectus. Upon termination of the Sales Agreement with AGP, any portion of the $90,000,000 of securities included in the Sales Agreement offering prospectus that remains unsold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $90,000,000 of securities not sold may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

PROSPECTUS	SUBJECT TO COMPLETION — DATED JUNE 26, 2026

US$300,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Faraday Future Intelligent Electric Inc. (“Faraday”, “FF”, or the “Company”) may offer and sell from time to time in one or more offerings (i) Class A Common Stock, (ii) Preferred Stock, (iii) debt securities, which may be senior or subordinated and convertible or non-convertible, and (iv) warrants to purchase shares of our Class A Common Stock, shares of our Preferred Stock or our debt securities or any combination thereof. The aggregate offering price of all securities sold by us under this prospectus may not exceed $300,000,000.

This prospectus provides you with a general description of the securities and the general manner in which we may offer or sell the applicable securities. If required, more specific terms of the securities will be provided in an accompanying prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. For general information about the distribution of securities offered by us, see “Plan of Distribution for Securities Offered by Us.” The accompanying prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement before you invest.

Our shares of Class A Common Stock and our public warrants (“Public Warrants”) are listed on The Nasdaq Stock Market (“Nasdaq”) under the symbols “FFAI” and “FFAIW,” respectively. On June 25, 2026, the closing price of our Class A Common Stock was $0.2373 per share and the closing price of our Public Warrants was $0.013 per Public Warrant.

Investing in our securities involves a high degree of risk. See “RISK FACTORS” on page 10 of this prospectus and any similar section included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus. You should carefully consider these factors before making your investment decision.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The shares of Class A Common Stock being offered pursuant to this prospectus are shares of Faraday Future Intelligent Electric Inc., a holding company incorporated in the State of Delaware. As a holding company with no material operations of its own, the Company conducts its operations through its operating subsidiaries. We currently have a majority of our operations in the U.S. conducted through our U.S.-domiciled operating subsidiaries. We also operate our business in the People’s Republic of China and plan to have significant operations in the future in both Mainland China and Hong Kong (together, “PRC” or “China”) through our subsidiaries organized in the PRC (collectively, the “PRC Subsidiaries”). Investors in our Class A Common Stock should be aware that they are purchasing equity solely in the Company, a Delaware holding company. There are various risks associated with our current operating presence in China and the potential expansion of our operations in China (including Hong Kong), which is subject to political and economic influence from China. Recently, the Chinese government initiated a series of regulatory actions and made statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies that seek to conduct offshore securities offerings or be listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated if any, and the potential impact such modified or new laws and regulations will have on our business operations, our ability to accept foreign investments and to maintain the Company’s listing on a U.S. exchange. The Chinese government may intervene or influence the operations of our PRC Subsidiaries, or at any time exert more control over offerings conducted overseas and foreign investment in China-based issuers in accordance with PRC laws and regulations, which could result in a material change in our operations and/or a material reduction in the value of our Class A Common Stock. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer our shares of Class A Common Stock to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to our PRC operations, see “Risk Factors – Risks Related to FF’s Operations in China” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 31, 2026, which is incorporated by reference herein. See “Where You Can Find More Information.”

The date of this prospectus is     , 2026.

TABLE OF CONTENTS

BASE PROSPECTUS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $300,000,000. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information contained in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate as of any other date. Our business, strategies, prospects, financial condition, results of operations or cash flows may have changed materially since those dates.

Unless the context indicates otherwise, references in this prospectus to the “Company” refer to Faraday Future Intelligent Electric Inc. (f/k/a Property Solutions Acquisition Corp.), a holding company incorporated in the State of Delaware, and not to its subsidiaries, and references herein to “FF,” “we,” “us,” “our” and similar terms refer to the Company and its consolidated subsidiaries. We refer to our primary operating subsidiary in the U.S., Faraday&Future Inc., as “FF U.S.” We refer to all our subsidiaries organized in China (including Hong Kong) collectively as the “PRC Subsidiaries,” a complete list of which is set forth in Exhibit 21.1 to the Company’s registration statement of which this prospectus forms a part, which is incorporated by reference herein. References to “PSAC” refer to Property Solutions Acquisition Corp., a Delaware corporation, our predecessor company prior to the consummation of the Business Combination (as defined herein), and “Legacy FF” refers to FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands, together with its consolidated subsidiaries, prior to the Business Combination.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

MARKET, INDUSTRY AND OTHER DATA

This prospectus includes estimates regarding market and industry data. Unless otherwise indicated, information concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity and market size, are based on our management’s knowledge and experience in the markets in which we operate, together with currently available information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, trade and business organizations and other contacts in the markets in which we operate. Certain information is based on management estimates, which have been derived from third-party sources, as well as data from our internal research, and are based on certain assumptions that we believe to be reasonable.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. Market and industry data, which is derived in part from management’s estimates and beliefs, are subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of such data. In addition, projections, assumptions and estimates of the future performance of the markets in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

TRADEMARKS AND TRADE NAMES

We own or have rights to certain trademarks that we use in conjunction with the operations of our business. Each trademark, trade name, service mark or copyright of any other company appearing or incorporated by reference in this prospectus belongs to its holder. Solely for convenience, trademarks, trade names, service marks and copyrights referred to in this prospectus may appear with or without the “©”, “®” or “™” symbols, but the inclusion, or not, of such references are not intended to indicate, in any way, that we, or the applicable owner, will not assert, to the fullest extent possible under applicable law, our or their, as applicable, rights to these trademarks, trade names service marks or copyrights. We do not intend our use or display of other companies’ trademarks, trade names, service marks or copyrights to imply a relationship with, or endorsement or sponsorship of us by, such other companies.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

●	our ability to raise sufficient funds to continue our operations and carry out our business plan;

●	our ability to attract and retain qualified officers and directors;

●	changes adversely affecting the business in which we are engaged;

●	the implementation of the Special Committee’s remediation actions and our related follow-up actions, and our ability to attract and retain employees;

●	our ability to execute on our plans to develop, market and deliver our vehicles and the timing and cost of these development and marketing programs;

●	our ability to manage our indebtedness, including our ability to refinance our current indebtedness;

●	the ability of our suppliers to deliver necessary components for our products;

●	our ability to successfully maintain licenses and other rights to certain technology to continue production and delivery of our vehicles;

●	our ability to remediate the identified material weaknesses in our internal control over financial reporting;

●	our ability to navigate economic, operational and legal risks specific to operations based in China;

●	our estimates of the size of the markets for our vehicles and the costs to bring our vehicles to market;

●	our estimates of consumer demand for the Company's robotics products;

●	the rate and degree of market acceptance of our vehicles;

●	the success of other competing manufacturers;

●	the performance and security of our vehicles;

●	ongoing and potential litigation involving PSAC or us and the outcome of the SEC and the United States Department of Justice investigations;

●	general economic conditions;

●	the possibility that any stockholder litigation or dispute may result in significant costs of defense, indemnification or liability;

●	the price and trading volume of the Company’s Class A Common Stock; and

●	other risks and uncertainties discussed in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC and our most recent Quarterly Report on Form 10-Q filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by our subsequent periodic reports we file with the SEC, including our Quarterly Reports on Form 10-Q, and in any prospectus supplement.

Moreover, we operate in an evolving environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

iii

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus, or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

THE COMPANY

Faraday Future Intelligent Electric Inc. is a California-based global, shared, intelligent mobility ecosystem company founded in 2014 with a vision to disrupt the automotive industry. Our Class A Common Stock and Public Warrants trade on The Nasdaq Capital Market (“Nasdaq”) under the ticker symbols “FFAI” and “FFAIW,” respectively.

With headquarters in the greater Los Angeles, California area, we design and engineer next-generation intelligent, connected electric vehicles and are developing embodied AI robotics products and related commercialization initiatives. We manufacture vehicles at the FF aiFactory California production facility in Hanford, California. We also have additional engineering, sales, and operational capabilities in China. Additionally, we have established operations in the United Arab Emirates, including an entity to manage assembly and sales support for FF 91 series vehicles and a facility in Ras Al Khaimah intended to support future FX Super One production, further expanding our presence in the Middle East as part of our “third pole” strategy.

Since our founding, we have developed technologies and products focused on intelligent electric vehicles and connected mobility systems. We believe these capabilities support our strategy to develop intelligent electric vehicles and related mobility technologies. Our long-term strategy is centered on building an integrated Embodied Artificial Intelligence (“EAI”) ecosystem that includes intelligent electric vehicles and robotics.

Our product roadmap builds on the FF 91 platform through the planned FF 92 upgrade program and the FX Super One and reflects an increased focus on reallocating resources, manufacturing capacity, and engineering efforts toward these programs and our robotics commercialization initiatives. We expect our broader product portfolio to better align product strategy with anticipated demand, improve capital efficiency, and support the next phase of our commercialization efforts.

We have begun implementing an embodied AI robotics strategy intended to complement our intelligent mobility ecosystem. This initiative is focused on the development and commercialization of robotics products that may leverage our AI, sensor, software, and platform capabilities developed for intelligent electric vehicles. During the three months ended March 31, 2026, our robotics business entered the early commercialization stage, including initial product deliveries and non-binding pre-order activity supported by non-refundable deposits. Management views embodied AI robotics as an extension of our EAI ecosystem, connecting intelligent vehicles, robotics devices, an EAI brain, an open-source and open-platform framework, and data-driven AI capabilities to support long-term technology commercialization efforts.

BACKGROUND

Property Solutions Acquisition Corp., a special purpose acquisition company incorporated in Delaware, completed its initial public offering in July 2020. On July 21, 2021, Faraday Future Intelligent Electric Inc. (f/k/a Property Solutions Acquisition Corp.), a Delaware corporation, consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated as of January 27, 2021 (as amended, the “Merger Agreement”), by and among FFAI, PSAC Merger Sub Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly-owned subsidiary of PSAC (“Merger Sub”), and FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Legacy FF”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Legacy FF, with Legacy FF surviving the merger as a wholly-owned subsidiary of FFAI (the “Business Combination”). Upon the consummation of the Business Combination, the registrant changed its name from “Property Solutions Acquisition Corp.” to “Faraday Future Intelligent Electric Inc.” Legacy FF is considered FFAI’s accounting acquirer.

Our shares of Class A Common Stock and our Public Warrants are currently listed on Nasdaq under the symbols “FFAI” and “FFAIW,” respectively.

Recent Developments

The following summarizes certain developments occurring from January 1, 2026 through the filing date of this report that relate to the Company’s operations and product development, financing activities, and corporate actions.

AIEV - Strategic Operations and Product Development

●	In February 2026, GlobeX AI Hong Kong Holding Limited, a special purpose entity controlled by the Company, entered into a package of agreements with Hebei Huanzhou Automobile Sales Co., Ltd. relating to the development, mass-production-oriented parts procurement, engineering support and related commercial arrangements for a battery electric version of the FX Super One for the U.S. market. The agreements also addressed certain intellectual property, product liability and after-sales matters, and the parties may negotiate additional vehicle development projects, including the FX 4, and potential geographic expansion to Canada and the Middle East.

●	In March 2026, the Company provided an update on its EAI EV strategy, stating that the FX Super One had advanced into engineering validation, homologation and production system refinement following the roll-off of the first pre-production vehicle at its Hanford, California facility in December 2025. The Company also stated that it continued to advance U.S. production readiness, including localized certification work related to Federal Motor Vehicle Safety Standards (“FMVSS”) requirements, and remained focused on phased delivery of the FX Super One.

●	In March 2026, the Company announced that it continued to expand its Co-Creation Ecosystem B2B2C model and Four-Pillar Sales Architecture, including community sales, partner sales, B2B sales and third-party e-commerce. The Company also stated that, following its presence at the NADA Dealer Summit, it signed memorandums of understanding for sales cooperation covering both the FX Super One and EAI robots with several U.S. mainstream dealerships.

●	In April 2026, GlobeX AI Hong Kong Holding Limited, a special purpose entity controlled by the Company, entered into a supplemental agreement to a previously executed engineering services agreement with its previously announced bridge strategy partner. Under the supplemental agreement, the Company plans to upgrade the FX Super One to an 800V architecture or accelerate the AIHER project, while pausing the original Super One 400V cooperation project. The advance research and development fee remains due and payable, while subsequent remaining balances and development, testing and engineering services are paused.

Robotics - Strategic Operations and Product Development

●	In February 2026, the Company established FF AI-Robotics Inc. and launched three robotics product lines, FF Futurist, FF Master and FX Aegis, and disclosed that sales and pre-orders had opened, more than 1,200 non-binding and non-refundable B2B deposits had been received, and initial deliveries were planned for late February 2026. The Company also stated that the Mobile Manipulator Robot Series was planned to be launched in the second quarter, that robotics production preparation was underway, and that FF AI-Robotics entered into a non-binding letter of intent with AIXC to evaluate Web3 collaboration opportunities.

●	In February 2026, the Company furnished a corrected press release announcing the establishment of FF AI-Robotics Inc. and the launch of its first three robotics product lines: FF Futurist, FF Master, and FX Aegis. The release stated that sales and pre-order collection had begun, the first deliveries were planned for the end of February, the Mobile Manipulator Robot Series was planned for the second quarter, and the Company had received more than 1,200 non-binding and non-refundable B2B deposits. The release also stated that the robotics business had entered production preparation and that FF AI-Robotics entered into a non-binding letter of intent with AIXC to evaluate Web3 collaboration opportunities.

●	In February 2026, the Company delivered its first batch of robots to Golden Hills, a premium Airbnb property operator in Florida and Nevada, pursuant to a sales agreement. This milestone marked the official launch of FF’s first AI-robot delivery cycle in 2026. The following summarizes certain significant financing activities during the period. Additional details regarding the Company’s debt and financing arrangements are included in Notes 8 and 9 to the Unaudited Condensed Consolidated Financial Statements.

AIEV - Capital Raising & Financing Agreements

●	In February 2026, the Company entered into a Securities Purchase Agreement with an accredited investor to sell $10.0 million of Class A common stock at a per-share price equal to 100% of the closing price immediately prior to closing. The subscription amount was to be provided to the investor by AIxCrypto Holdings Inc. (“AIXC”), and the agreement included a true-up share issuance feature if the Company issued common stock or equivalent securities before the earlier of six months after closing or effectiveness of the related registration statement at a lower price, subject to specified exceptions.

●	In March 2026, the Company entered into two supplemental agreements with Chongqing LeTV Microloan Co., Ltd. to settle certain previously assigned debt obligations for an aggregate settlement amount of RMB 25.4 million (approximately $3.7 million), payable in installments through December 31, 2028.

●	In April 2026, the Company entered into a $2.0 million unsecured loan agreement with Gold King Arthur Holding Limited. The loan bore interest at 10% per annum, matured one year from the advancement date, and was designated for expenses associated with the Company’s robotics business, other business operations, including payroll, and related unforeseen expenses. The loan and accrued interest were subsequently satisfied through cancellation and extinguishment as part of the amended and restated securities purchase agreement with Gold King Arthur Holding Limited. The amended and restated securities purchase agreement increased the total investment amount to approximately $12.0 million and contemplated the issuance of Class A common stock, newly designated Series C Convertible Preferred Stock, and a fixed warrant arrangement tied to the Company’s future FX Super One delivery milestone.

●	In April 2026, the Company entered into a notes purchase agreement with Streeterville Capital, LLC, pursuant to which the Company issued and sold a Promissory Note A-1 with an original principal amount of approximately $15.8 million and a Secured Promissory Note B with an original principal amount of $30.0 million, for an aggregate purchase price of $45.0 million. The A-1 Note bears interest at 9.0% per annum, matures 24 months after the purchase price date, includes an original issue discount and transaction expense amount, and provides the lender with certain monthly redemption rights beginning in October 2026, subject to the terms of the note. The B Note bears interest at 3.5% per annum, matures 24 months after the purchase price date, is secured by a deposit account control agreement and related collateral arrangements, and may be exchanged into additional A Notes under specified conditions. The Company’s obligations under the notes are guaranteed by certain subsidiaries, and the B Note is further supported by a pledge of the Company’s membership interests in FFAI Holdings, LLC.

The following summarizes certain stock exchange compliance matters, corporate actions, and governance developments during the period.

AIEV - Stock Exchange Compliance & Stockholder and Corporate Actions

●	In February 2026, the Company held a special meeting of stockholders at which stockholders approved an increase in the Company’s authorized shares to support capital planning, FX Super One vehicle milestones, and expansion of embodied artificial intelligence (“EAI”) robotics initiatives. On February 18, 2026, the Company filed a Certificate of Amendment to increase its authorized Class A common stock from 232,470,985 shares to 312,285,439 shares and its authorized preferred stock from 17,931,000 shares to 24,087,265 shares. The additional authorized share capacity is intended to support near-term capital planning needs, existing obligations to issue shares of Class A common stock, and potential future financings, strategic transactions, stock issuances pursuant to employee benefit plans, and other proper corporate purposes aligned with the Company’s 2026 business strategy. The approval relates solely to the authorization of additional shares and does not, by itself, result in the issuance of any shares.

●	In February 2026, the Company filed a certificate of elimination with respect to the Company’s Series A Preferred Stock, par value $0.0001 per share, following the automatic redemption of all outstanding shares of FFAI Series A Preferred Stock after the conclusion of the Company’s stockholders’ special meeting. The certificate of elimination (i) eliminated the previous designation of one share of FFAI Series A Preferred Stock from the charter, and (ii) caused such share of FFAI Series A Preferred Stock to resume its status as an authorized but unissued and non-designated share of preferred stock.

●	In March 2026, the Company received a letter from the Division of Enforcement of the U.S. Securities and Exchange Commission stating that, based on the information available as of March 18, 2026, the staff did not intend to recommend an enforcement action against the Company. Similar letters were also received by Company Founder and Yueting Jia and Jerry Wang in their individual capacities. The letters further stated that they “must in no way be construed as indicating that the party has been exonerated or that no action may ultimately result from the staff’s investigation.

●	In March 2026, the Company received a notice from Nasdaq indicating that it was not in compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2), because the closing bid price of its Class A common stock remained below $1.00 per share for 30 consecutive trading days. The Company has until September 16, 2026 to regain compliance, and its Class A common stock will continue to trade on the Nasdaq Capital Market during the compliance period.

●	In March 2026, the Company announced an executive and employee share purchase initiative under which certain executives and employees would defer a portion of their base compensation for the period from March 1, 2026 through May 31, 2026. Subject to Board approval, applicable securities laws and the Company’s trading policies, the Company stated that it intended to repurchase shares of its common stock in an amount approximately equal to the estimated after-tax deferred compensation for the period, or approximately $0.5 million, and subsequently transfer the repurchased shares to participating executives and employees in settlement of the deferred compensation obligations.

●	In April 2026, the Company entered into a purchase agreement with Matthias Aydt, pursuant to which the Company issued and sold one share of newly designated Series A Preferred Stock for a purchase price of $100. The Series A Preferred Stock has 10,000,000,000 votes but is entitled to vote only on proposals relating to an increase in authorized common stock and a reverse stock split, and the holder is required to vote the share in the same proportion as shares of common stock voted on such proposals, subject to a minimum common stock quorum condition. The Series A Preferred Stock is not convertible into common stock, is not entitled to dividends, has a $100 liquidation preference, and is subject to transfer restrictions.

The following summarizes certain leadership, governance, and organizational developments during the period.

Corporate Governance

●	In February 2026, Chui Tin Mok, an executive member of the Company’s Board of Directors, notified the Board of his intention to resign as a director upon the Board’s confirmation of a successor nominee, in order to focus on the Company’s business execution in the United Arab Emirates (“U.A.E.”) and the broader Middle East. Mr. Mok will continue to serve as an executive officer and Head of FF Middle East.

●	In March 2026, the Company announced that it had relocated its headquarters to Silicon Beach in El Segundo, California, which the Company stated was intended to enhance its ability to attract senior talent and support its next phase of growth.

●	In April 2026, Matthias Aydt resigned from the Board of Directors for personal reasons, effective immediately, and informed the Board of his intention to resign as Global Co-Chief Executive Officer at such time as the Board deems fit. Jie (Jay) Sheng also resigned from the Board, effective immediately, and Chui Tin Mok resigned from the Board following his previously disclosed notice of intent to resign, while continuing in his role as an executive officer and Head of FF Middle East. The Company also announced that FF Top nominated Xiao (Lucky) Jiang and Kevin Chen to the Board, and the Board appointed Jiawei (Jerry) Wang, Xiao (Lucky) Jiang and Kevin Chen as directors. Kevin Chen is expected to be appointed to the Audit, Compensation, and Nominating and Corporate Governance Committees, and Jerry Wang was appointed to the Finance and Investment Committee.

●	In May 2026, the Board of Directors accepted the resignation of Matthias Aydt from his position as Global co-CEO. With the resignation of Mr. Aydt, the Board of Directors acknowledged Mr. Yueting Jia as the sole Global CEO of the Company.

Segment Information

We have three operating segments-AI Electric Vehicle (“AIEV”), Robotics. and AIXC -each of which meets the criteria for separate reporting under ASC 280. Our CEO, acting as our Chief Operating Decision Makers (“CODMs”), regularly evaluated the financial performance using consolidated financial information at the total-company level including consolidated loss from operations, cash flows, liquidity, and strategic initiatives.

Management has identified Loss from operations, as presented in our Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss, as the primary measure used by the CODM to evaluate the performance of the business and allocate resources. Loss from operations is the measure of segment profit or loss that is most consistent with the measurement principles used in measuring the corresponding amounts in our unaudited condensed consolidated financial statements. This measure reflects our focus on managing operating performance, cash outflows, and liquidity, particularly given that the timing of cash inflows is influenced by external financing activities. We define “significant segment expense” as controllable operating costs that are regularly provided to and reviewed by management, which include the expenses presented in the Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss as Cost of revenue, Research and development, Sales and marketing, and General and administrative.

Management closely tracks its expenditure on these key expense categories through regular reviews of cash balances, near-term cash flow projections, monthly management reports, and project management reports. The CODM works in close collaboration with our business leaders to establish critical operational targets, set project timelines, and adjust spending plans. These leaders are responsible for implementing its strategic plans and revising targets and deadlines based on continuous internal communications and review meetings, thereby ensuring that any deviations from target spending or project timelines are promptly addressed.

While loss from operations is the primary measure used to evaluate overall performance and allocate resources across segments, we also evaluate the Robotics segment using gross profit as an additional performance measure, as this segment is in the early stages of commercialization and focuses on product-level profitability. Gross profit is defined as revenue less cost of revenues. At this time, General and administrative, Research and development, and Sales and marketing expenses are not allocated to the Robotics segment. Gross profit is not used as the primary measure of segment profit or loss for AIEV or AIXC.

This oversight supports our strategic objectives to prioritize the commercialization of the FX Series vehicles and Robotics products, while continuing to support production, sales, and leasing activities for our FF 91 vehicles, the planned FF 92 upgrade program, and the development of our AI, blockchain-based platform, and related crypto service initiatives through AIXC.

China Operations and PRC Subsidiaries

The Company has historically pursued a dual-home market strategy intended to leverage both the U.S. and Chinese automotive industries. The Company has sought to combine U.S.-based technological innovation and vehicle development with China’s supply chain and production capabilities to support its long-term strategic objectives. The Company also continues to evaluate opportunities in China, including potential joint ventures and other strategic partnerships with local OEMs and suppliers.

To facilitate its historical and ongoing activities in China, the Company conducts business in the region through a holding company structure, with FF Hong Kong Holding Limited serving as the primary holding company for the PRC Subsidiaries. As part of this structure, FF Automotive (China) Co., Ltd. was established as a wholly foreign-owned entity (“WFOE”) in March 2017. As of December 31, 2025, LeSee Automotive (Beijing) Co., Ltd. (“LeSee Beijing”) was 99% owned by the WFOE. Historically, the Company conducted its China-based operations through LeSee Beijing, which was incorporated in July 2014; however, LeSee Beijing currently has no active operations.

The Company refers to its subsidiaries organized in China, including Hong Kong, collectively as the “PRC Subsidiaries.” As of December 31, 2025, the Company’s operating subsidiaries in China were limited to the following entities:

●	FF Automotive (China) Co., Ltd.

●	Ruiyu Automotive (Beijing) Co., Ltd.

●	Shanghai Faran Automotive Technology Co., Ltd.

For a hierarchical overview of the Company’s corporate structure, refer to the Organizational Chart subsection above. A complete list of the Company’s subsidiaries is provided in Exhibit 21.1 to this Annual Report on Form 10-K.

U.A.E. Operations and U.A.E. Subsidiaries

The Company has begun establishing an operational presence in the Middle East as part of its broader international market expansion strategy. The Company believes the region presents an opportunity supported by demand for advanced mobility technologies, luxury electric vehicles, and government initiatives promoting innovation, smart mobility, and sustainable transportation.

To support its Middle East activities, the Company conducts business in the region through Faraday Future Middle East FZ-LLC, a wholly owned subsidiary established in the United Arab Emirates. This entity serves as the Company’s primary operating platform for regional business development, strategic partnerships, and related operational activities in the Middle East.

Through Faraday Future Middle East FZ-LLC, the Company has initiated activities related to regional market development, ecosystem partnerships, and operational infrastructure intended to support its longer-term presence in the region. These activities include engagement with local government entities, participation in industry events, and early-stage development of regional operational capabilities.

In addition, the Company has initiated early-stage activities in Ras Al Khaimah, United Arab Emirates, including preparation for localized assembly capabilities and coordination of supply chain logistics to support pilot production and vehicle operations in the region.

As of March 31, 2026, the Company’s primary operating subsidiary in the Middle East was Faraday Future Middle East FZ-LLC.

The Company continues to evaluate opportunities to expand its presence in the Middle East through strategic partnerships, localized manufacturing capabilities, and broader collaboration across the mobility, energy, and technology sectors.

The organizational chart below shows FFAI’s operating subsidiaries* as of the date hereof:

Faraday Future Intelligent Electric Inc. (US-DE) NASDAQ: FFAI
55% shareholder on an as-converted basis as of 3/31/26
AIxCrypto Holdings, Inc. (US-DE) NASDAQ: AIXC
FF Intelligent Mobility Global Holdings Ltd. (Cayman)
FFAI Holdings, LLC (US-UT)
Smart Technology Holdings Ltd. (Cayman)
LeSEE Auto Technology (Beijing) Co., Ltd. 乐视汽车科技（北京）有限公司
FF Hong Kong Holding Limited (HK) 法法香港控股有限公司
FF Europe GmbH (Germany)
Faraday Future Middle East FZ-LLC (UAE)
FF Inc. (US-CA)
Faraday Finance Inc. (US-DE)
FF EAI Robotics Inc. (US-CA)
Future AIHER AI Hybrid Extended-Range Electric Powertrain System Inc. (US-DE)
Faraday X aiEV Inc. (US-DE)
0.5198%
99.4802%
FF Automotive (China) Co., Ltd 法法汽车（中国）有限公司
FF Automotive (Hubei) Co., Ltd 法法汽车（湖北）有限公司
FF Automotive (Zhuhai) Co., Ltd 法法汽车（珠海）有限公司
99.8%
LeSEE Automotive (Beijing) Co., Ltd 乐视汽车（北京）有限公司
Ruiyu Automotive (Beijing) Co., Ltd 睿驭汽车（北京）有限公司
Shanghai Faran Automotive Technology Co., Ltd 上海法雨汽车技术有限公司
Faraday & Future Netherlands B.V.
Faraday&Future Inc. (US-CA)
Eagle Prop Holdco LLC (US-DE)
FF Sales Americas, LLC (US-DE)
FF Manufacturing LLC (US-DE)
Faraday SPE, LLC (US-CA)
FF Equipment LLC (US-DE)
FF ECO Sales Company, LLC (US-DE)
FF AI-Robotics Inc. (US-DE)
FF EAI Robotics Manufacturing LLC (US-CA)
FF AI-Robotics Trading LLC (US-CA)
FF AI-Robotics ECO Sales LLC (US-CA)
FF AI-Robotics Limited (HK)
40%
FX Sales North America LLC (US-DE)
GlobeX AI Hong Kong Holding Limited (HK)
FX ECO Sales California LLC (US-DE)

* All ownership interests for the Operating Entities are 100% unless otherwise indicated.

Supply Chain Exposure and Tariff Risk

As of March 31, 2026, a significant portion of our direct materials was sourced from China, which may expose certain components to U.S. import tariffs and other supply-chain cost pressures. During the three months ended March 31, 2026, the Company decreased its lower-of-cost-and-net-realizable-value inventory reserve by $15.4 million, bringing the total reserve to $5.7 million as of March 31, 2026, compared to $21.1 million as of December 31, 2025.

U.S. tariff policies continue to evolve and the Company maintains a flexible approach in responding to those developments. As production planning evolves, the Company may continue to evaluate sourcing strategies, pricing, and inventory reserves in response to changes in global supply-chain conditions and trade policies.

Regulatory Risks Related to Operations in the People’s Republic of China

The Company’s current operations and planned expansion in the People’s Republic of China (“PRC”) are subject to evolving regulatory and governmental oversight. In recent years, the Chinese government has introduced new policies and restrictions affecting business operations, securities offerings, cybersecurity, and anti-monopoly enforcement. These regulatory changes may limit its ability to expand in China, attract foreign investment, or maintain its listing on a U.S. stock exchange.

Additionally, the Chinese government retains broad authority to intervene in or influence the operations of the Company’s PRC Subsidiaries, which could result in material changes to the Company’s business, financial condition, or the value of its Class A Common Stock and warrants. For further details on these risks, see “Risk Factors – Risks Related to our Operations in China.”

How Cash is Transferred Through Our Corporate Organization

The PRC has currency and capital transfer regulations that require the Company to comply with certain requirements for the movement of capital in and out of the PRC. The Company is able to transfer cash (U.S. Dollars) to the PRC Subsidiaries through capital contributions (increasing the Company’s capital investment in the PRC Subsidiaries). The Company may receive cash or assets declared as dividends from the PRC Subsidiaries. The PRC Subsidiaries can transfer funds to each other when necessary, by way of intercompany loans in the following manner:

●	FF Hong Kong Holding Limited, as the holding company of all the other PRC Subsidiaries, can transfer cash to any PRC Subsidiary through capital contribution. The Company notes Hong Kong’s banking system is outside PRC mainland’s banking system. As a result, when FF Hong Kong Holding Limited transfers cash to a PRC Subsidiary, it is required to follow the SAFE (as defined below) process and regulation.

●	FF Hong Kong Holding Limited, as the holding company of all the other PRC Subsidiaries, may receive cash or assets declared as dividends from the other PRC Subsidiaries.

●	Among PRC Subsidiaries other than FF Hong Kong Holding Limited, one PRC Subsidiary can provide funds through intercompany loans to another PRC Subsidiary and each such PRC Subsidiary is required to follow the rules of China Banking Regulatory Commission and other relevant Chinese authorities. Additionally, one PRC Subsidiary can transfer cash to its subsidiary through capital contribution, and any PRC Subsidiary may receive cash or assets declared as dividends from any of its subsidiaries.

In 2025 and 2024, FF U.S. extended loans in an aggregated amount of $8.4 million and $3.7 million, respectively, to FF Hong Kong Holding Limited to fund the operations of the PRC Subsidiaries. The Company will continue to assess the PRC Subsidiaries’ requirements to fund their operations and intend to effect additional contributions as appropriate. As of March 31, 2026, the Company’s operating subsidiaries in China (including Hong Kong) were FF Hong Kong Holding Limited (HK), holding company for FF Automotive (China) Co. Ltd., FF Automotive (Huber) Co. Ltd., and FF Automotive (Zhuhai) Co. Ltd. FF Automotive (China) Co. Ltd. is the holding company for LeSEE Automotive (Beijing) Co., Ltd, Ruiyu Automotive (Beijing) Co., Ltd. and Shanghai Faran Automotive Technology Co., Ltd., each of which was organized in the PRC. The PRC Subsidiaries have not transferred cash or other assets to any non-Chinese entity, including by way of dividends. The Company does not currently plan or anticipate transferring cash or other assets from its operations in China to any non-Chinese entity.

Capital contributions to PRC companies are governed by the revised Company Law of the PRC (effective July 1, 2024) and the Foreign Investment Law. The PRC imposes capital contribution timing requirements and dividend distribution restrictions on PRC Subsidiaries when remitting payments outside of China. Under PRC law, the Company’s PRC Subsidiaries may distribute dividends only from net profits, as determined under PRC Generally Accepted Accounting Principles (“PRC GAAP”), and only after statutory reserve allocations and prior-year loss recoveries. The Company’s operating PRC Subsidiaries are required to set aside a portion of their net income, if any, each year to fund general reserves for appropriations until such reserves have reached 50% of the relevant entity’s registered capital. These reserves are not distributable as cash dividends. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary.

PRC Restrictions on Foreign Exchange and Transfer of Cash

Under PRC laws, if certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies between entities, across borders, and to U.S. investors without prior approval from State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where Chinese Yuan (“CNY”) is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with SAFE or its authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control system prevents our PRC Subsidiaries from obtaining sufficient foreign currencies to satisfy their foreign currency demands, our PRC Subsidiaries may not be able to pay dividends in foreign currencies to FFAI. Further, we cannot assure you that new regulations or policies will not be promulgated in the future that would have the effect of further restricting the remittance of CNY into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment thereof, that the PRC Subsidiaries will be able to fund their future activities which are conducted in foreign currencies, including the payment of dividends.

Furthermore, under PRC laws, dividends may be paid only out of distributable profits. Distributable profits are the net profit as determined under PRC GAAP, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. Our PRC Subsidiaries shall appropriate 10% of the net profits as reported in their statutory financial statements (after offsetting any prior year’s losses) to the statutory surplus reserves until the reserves have reached 50% of their registered capital. As a result, our PRC Subsidiaries may not have sufficient, or any, distributable profits to pay dividends to us. See “Risk Factors–Risks Related to FF’s Operations in China–FFAI is a holding company and, in the future, may rely on dividends and other distributions on equity paid by the PRC Subsidiaries to fund any cash and financing requirements that FFAI may have, and the restrictions on PRC Subsidiaries’ ability to pay dividends or make other payments to FFAI could restrict FFAI’s ability to satisfy its liquidity requirements and have a material adverse effect on FFAI’s ability to conduct its business” for a more detailed discussion of the relevant risks relating to restrictions on foreign exchange and transfer of cash.

Requirements Under PRC Laws and Regulations

Under current PRC laws and regulations, each of our PRC Subsidiaries is required to obtain a business license to operate in the PRC. Our PRC Subsidiaries have all received the requisite business license to operate, and no application for business license had been denied.

As the Company’s operations in the PRC expand, its PRC Subsidiaries will be required to obtain approvals, licenses, permits and registrations from PRC regulatory authorities, such as the State Administration for Market Regulation, the National Development and Reform Commission, Ministry of Commerce (“MOFCOM”), and the Ministry of Industry and Information Technology (“MIIT”), which oversee different aspects of the electric vehicle business. As of March 31, 2026, its PRC Subsidiaries held all necessary business licenses and approvals, and no applications for required permits have been denied. However, PRC regulators continue to impose evolving licensing requirements, particularly in the electric vehicle sector, which may affect future compliance obligations. See “Risk Factors–Risks Related to our Operations in China–We may be adversely affected by the complexity, uncertainties and changes in PRC regulations on internet-related business, automotive businesses and other business carried out by the PRC Subsidiaries” incorporated herein by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for a more detailed discussion of the risks relevant to the regulations relating to the operations of the PRC Subsidiaries.

We do not believe any permission is required from any Chinese authorities (including the China Securities Regulatory Commission (the “CSRC”) and the Cyberspace Administration of China (the “CAC”)) in connection with our previous offerings or listing. We do not, immediately prior to the filing of this Registration Statement on Form S-3, possess over one million of PRC-based individual’s personal information. After consulting our PRC counsel, we believe we are currently not subject to the requirement under the Cybersecurity Review Measures that a network platform operator which possesses more than one million users’ personal information must apply for a cybersecurity review with CAC before listing abroad. In addition, as of March 31, 2026, , we are not aware of any other laws or regulations currently effective in the PRC which explicitly require us to obtain any permission from the CSRC or other Chinese authorities for our previous offering or listing, nor had we received any inquiry, notice, or warning from the CSRC or any other Chinese authorities in such respects. The PRC authorities have promulgated new or proposed laws and regulations recently to further regulate securities offerings that are conducted overseas and/or foreign investment in China-based issuers. According to these new laws and regulations and the draft laws and regulations if enacted in their current forms, in connection with our future securities offering activities, we may be required to fulfill filing, reporting procedures with the CSRC, and may be required to go through cybersecurity review by the PRC authorities. However, there are uncertainties with respect to whether we will be able to fully comply with requirements to obtain such permissions and approvals from, or complete such reporting or filing procedures with PRC authorities. For more detailed information, see “Risk Factors–Risks Related to FF’s Operations in China–The approval of, or filing or other administrative procedures with, the CSRC or other PRC governmental authorities may be required in connection with certain of our financing activities, and, if required, we cannot predict if we will be able to obtain such approval or complete such filing or other administrative procedures” and “Risk Factors–Risks Related to FF’s Operations in China–We face challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation, and any actual or alleged failure to comply with related laws and regulations regarding cybersecurity, information security, data privacy and protection could materially and adversely affect our business and results of operations” incorporated herein by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for a more detailed discussion of the relevant risks relating to the applicable of PRC laws and Regulations.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Certain Information By Reference” on page 19  of this prospectus.

Corporate Information

Our principal executive office and mailing address is 1990 E. Grand Ave., El Segundo, CA 90245. Our main telephone number is (424) 276-7616. Our corporate website address is www.ff.com and its investor relations website is located at investors.ff.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

RISK FACTORS

Investing in the Company’s Class A Common Stock involves a high degree of risk. Before you make a decision to buy shares of Class A Common Stock, you should carefully consider the risks described under the heading “Risk Factors” in any applicable prospectus supplement and any related free writing prospectus, and under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in subsequent quarterly reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find More Information.” These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities offered by this prospectus in connection with the primary offering for general corporate purposes, including the financing of our operations and possible business acquisitions or investments.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Amended and Restated Charter, our Amended and Restated Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Amended and Restated Charter, the Amended and Restated Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

General

The Third Amended and Restated Charter, as amended, authorizes the issuance of up to 487,740,421 shares of capital stock, consisting of: (i) 452,813,887 shares of Common Stock (as defined below), divided into two series of common stock composed of: (A)  448,384,199 shares of Class A Common Stock and (B) 4,429,688 shares of Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”); ; and (ii) 34,926,534 shares of Preferred Stock, issuable from time to time in one or more series, and further provides that the Board is authorized to provide for the issue of all or any of the shares of Preferred Stock in one or more series. For the avoidance of doubt, the Class A Common Stock, Class B Common Stock are separate series within a single class of Common Stock, and are referred to herein together as the “Common Stock.”

As of June 22, 2026, there were outstanding 348,666,297 shares of Class A Common Stock, 6,667 shares of Class B Common Stock, 2,453 Public Warrants, 12 Private Warrants, 5,776,657 NPA Warrants, an aggregate of 5,435 Pre-existing SPA Warrants and warrants underlying the Original Unsecured SPA, September Junior Secured Notes with an aggregate principal amount of $5,526,649, 524,810 September Common Warrants, December Unsecured Notes with an aggregate principal amount of $33,324, 6,185,791 December Warrants, 2,049,180 March Common Warrants, and March Incremental Warrants to purchase March Incremental Notes in an aggregate principal amount up to $21,021,368 and up to an additional 4,614,447 March Common Warrants, July Unsecured Notes with an aggregate principal amount of $16,238,348, 4,142,857 July Common Warrants, 5,017,258 shares of Series B Preferred Stock, CVP A-1 Note with an aggregate principal amount of $15,780,000, CVP B Note with an aggregate principal amount of $30,000,000, Alto Note with an aggregate principal amount of $15,000,000, and About Investment Note with an aggregate principal amount of $10,000,000. Gold King Arthur Holding Limited with 1,000,000 Common Warrants, and 11,502 shares of Series C Preferred Stock.

Common Stock

The holders of Class A Common Stock and Class B Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Upon and after the occurrence of a Qualifying Equity Market Capitalization, the holders of shares of Class B Common Stock shall be entitled to ten votes for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

Except as otherwise required by law or the Charter, the holders of shares of the Common Stock shall at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. The term “Qualifying Equity Market Capitalization” means the Company, for any consecutive period of 20 trading days, having a volume weighted average total equity market capitalization of at least $20 billion as determined, in good faith by the Board of Directors (the “Board”), for each trading day by multiplying the closing sale price per share of Class A Common Stock of the Company on The Nasdaq Stock Market (“Nasdaq”) (or such other securities exchange on which the Company’s securities are then listed for trading) on such trading day (as reported by Bloomberg through its “HP” function or, if not available on Bloomberg, as reported by Morningstar) by the then total number of issued and outstanding shares of Class A Common Stock, Class B Common Stock and other shares of the Company on such trading day.

Shares of Class B Common Stock have the right to convert into shares of Class A Common Stock at any time at the rate of one share of Class A Common Stock for each share of Class B Common Stock. Class A Common Stock does not have the right to convert into Class B Common Stock.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power represented by shares of Common Stock voted for the election of directors can elect all of the directors.

Holders of Common Stock will not have any conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Common Stock. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, holders of our Common Stock shall be entitled to receive dividends out of any of our funds legally available when, as and if declared by the Board. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividend paid by the Company, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

Upon the dissolution, liquidation or winding up of the company, subject to the rights, if any, of the holders of our Preferred Stock, the holders of our Common Stock shall be entitled to receive the assets of the company available for distribution to its stockholders ratably in proportion to the number of shares held by them. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any such distribution paid by the Company, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

Except as set forth above related to the Class B Common Stock, holders of Common Stock will not have preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Preferred Stock

The Third Amended and Restated Charter authorizes the issuance of 34,926,534 shares of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board. The Board is empowered, without stockholder approval, to issue the preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock; provided that any issuance of Preferred Stock with more than one vote per share will require the prior approval of the holders of a majority of the outstanding shares of Class B Common Stock. In addition, the Preferred Stock could be utilized as a method of discouraging, delaying or preventing a change in control of FF.

Warrants

We may issue warrants for the purchase of shares of our Class A Common Stock, shares of Preferred Stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The accompanying prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

●	the offering price;

●	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

●	the number of warrants offered;

●	the exercise price and the amount of securities you will receive upon exercise;

●	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

●	the rights, if any, we have to redeem the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

●	the name of the warrant agent; and

●	any other material terms of the warrants.

After warrants expire they will become void. The accompanying prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

Debt Securities

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	whether or not such debt securities are guaranteed;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	any restrictions our ability to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock;

●	redeem capital stock;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the denominations in which we will issue the series of debt securities;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A Common Stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A Common Stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment

Our Transfer Agent and Warrant Agent

The transfer agent for our Class A Common Stock and warrant agent for our public warrants is Continental Stock Transfer & Trust Company.

Listing of our Securities

Our shares of Class A Common Stock and public warrants are currently traded on Nasdaq under the symbols “FFAI” and “FFAIW,” respectively.

PLAN OF DISTRIBUTION FOR SECURITIES OFFERED BY US

We are registering Class A Common Stock, Preferred Stock, debt securities and warrants with an aggregate offering price of up to $300,000,000, to be sold by us under a shelf registration process. We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through underwriters for resale to purchasers;

●	through dealers to purchasers;

●	through agents to purchasers;

●	directly to one or more purchasers; or

●	through a combination of these methods of sale.

We may also sell the securities offered by this prospectus in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker other than on Nasdaq or such other securities exchanges or quotation or trading services.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the accompanying prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the accompanying prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to the prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

●	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the accompanying prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the accompanying prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the accompanying prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the accompanying prospectus supplement. Institutions with whom the contracts, when authorized, may be made, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not, at the time of delivery, be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services (including investment banking services) for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The accompanying prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Pryor Cashman LLP, New York, New York. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2025 and for the year then ended incorporated by reference in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of HTL International LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2024 and for the year then ended incorporated by reference in this prospectus have been so included in reliance on the reports (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of Macias Gini & O’Connell LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part, to register the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at www.ff.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC that is incorporated by reference herein will automatically update and supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we have indicated or indicate in the future as being “furnished,” including any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement, shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or in any subsequently filed incorporated document modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026,

●	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 2, 2026, January 8, 2026 and February 5, 2026, February 6, 2026, February 10, 2026, February 13, 2026, February 20, 2026, March 4, 2026, March 18, 2026, March 20, 2026, March 23, 2026, April 1, 2026, April 16, 2026, April 17, 2026, April 20, 2026, May 7, 2026, May 11, 2026, May 14, 2026, May 18, 2026, May 22, 2026, and May 29, 2026.

●	our Definitive Proxy Statement on Schedule 14A for our 2026 annual meeting of stockholders, filed with the SEC on April 28, 2026, to the extent incorporated by reference into the Form 10-K; and

●	the description of our Common Stock set forth in our registration statement on Form 8-A, filed with the SEC on July 20, 2020, including any amendments thereto or reports filed for the purposes of updating this description.

Any documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement and prior to the termination of the offering of our securities to which this prospectus relates, will automatically be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Faraday Future Intelligent Electric Inc.

Attn: Investor Relations

1990 E. Grand Ave.

El Segundo, California 90245

(310) 415-4807

Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

US$300,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

PROSPECTUS SUPPLEMENT
(to the Prospectus dated June 26, 2026)

Faraday Future Intelligent Electric Inc.

Up to $90,000,000

Class A Common Stock

We have entered into an At-the-Market Equity Offering Sales Agreement, dated as of September 26, 2023 (as amended on June 26, 2026 and as amended further from time to time, the “Sales Agreement”) with A.G.P./Alliance Global Partners (“AGP”) and Maxim Group LLC (“Maxim”, together with AGP, the “Sales Agents”) to offer and sell, from time to time, up to $90.0 million of our Class A common stock, $0.0001 par value per share (“Class A Common Stock”), pursuant to this prospectus supplement and the accompanying base prospectus.

In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A Common Stock at any time and from time to time through or to the Sales Agents as sales agent or principal. Sales of our Class A Common Stock , if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through Nasdaq (as defined below) or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to A.G.P. as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or by any other method permitted by law.

The aggregate compensation payable to the Sales Agents shall be up to 3.5% of the gross sales price of the shares sold through the Sales Agents pursuant to the Sales Agreement. In connection with the sale of the common stock on our behalf, the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices to sell on our behalf any shares to be offered by us under the Sales Agreement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our shares of Class A Common Stock and our public warrants (“Public Warrants”) are listed on The Nasdaq Stock Market (“Nasdaq”) under the symbols “FFAI” and “FFAIW,” respectively. On June 25, 2026, the closing price of our Class A Common Stock was $0.2373 per share and the closing price of our Public Warrants was $0.013 per Public Warrant.

The shares of Class A Common Stock being offered pursuant to this prospectus are shares of Faraday Future Intelligent Electric Inc., a holding company incorporated in the State of Delaware. As a holding company with no material operations of its own, the Company conducts its operations through its operating subsidiaries. We currently have a majority of our operations in the U.S. conducted through our U.S.-domiciled operating subsidiaries. We also operate our business in the People’s Republic of China and plan to have significant operations in the future in both Mainland China and Hong Kong (together, “PRC” or “China”) through our subsidiaries organized in the PRC (collectively, the “PRC Subsidiaries”). Investors in our Class A Common Stock should be aware that they are purchasing equity solely in the Company, a Delaware holding company. There are various risks associated with our current operating presence in China and the potential expansion of our operations in China (including Hong Kong), which is subject to political and economic influence from China. Recently, the Chinese government initiated a series of regulatory actions and made statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies that seek to conduct offshore securities offerings or be listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated if any, and the potential impact such modified or new laws and regulations will have on our business operations, our ability to accept foreign investments and to maintain the Company’s listing on a U.S. exchange. The Chinese government may intervene or influence the operations of our PRC Subsidiaries, or at any time exert more control over offerings conducted overseas and foreign investment in China-based issuers in accordance with PRC laws and regulations, which could result in a material change in our operations and/or a material reduction in the value of our Class A Common Stock. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our and the Selling Stockholders’ ability to offer or continue to offer our shares of Class A Common Stock to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to our PRC operations, see “Risk Factors – Risks Related to FF’s Operations in China” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 31, 2026, which is incorporated by reference herein. See “Where You Can Find More Information.”

Investing in our securities involves a high degree of risk. See “RISK FACTORS” on page S-12 of this prospectus and any similar section included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus. You should carefully consider these factors before making your investment decision.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

A.G.P.
Maxim Group LLC

The date of this prospectus supplement is    , 2026.

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which we are offering and selling our Class A Common Stock and important business information about us. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about this offering. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the SEC under the Securities Act.

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. We are responsible for the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described herein and therein, and any free writing prospectus that we prepare and distribute. Neither we nor the Sales Agents have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any such free writing prospectus. Neither we nor the Sales Agents are making an offer to sell, or soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by us is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Exchange Act, and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Before you invest in our Class A Common Stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus that are described under the headings “Where You Can Find More Information” and “Information We Incorporate by Reference” in this prospectus supplement and the accompanying prospectus.

If the description of this offering and our business varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Unless the context indicates otherwise, references in this prospectus to “the Company” refers to Faraday Future Intelligent Electric Inc. (f/k/a Property Solutions Acquisition Corp.), a holding company incorporated in the State of Delaware, and not to its subsidiaries, and references herein to “FF,” “we,” “us,” “our” and similar terms refer to the Company and its consolidated subsidiaries. We refer to our primary operating subsidiary in the U.S., Faraday&Future Inc., as “FF U.S.” We refer to all our subsidiaries organized in China (including Hong Kong) collectively as the “PRC Subsidiaries,” a complete list of which is set forth in Exhibit 21.1 to the Company’s registration statement of which this prospectus supplement forms a part, which is incorporated by reference herein. References to “PSAC” refer to Property Solutions Acquisition Corp., a Delaware corporation, our predecessor company prior to the consummation of the Business Combination (as defined herein), and “Legacy FF” refers to FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands, together with its consolidated subsidiaries, prior to the Business Combination.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, these statements are based on our management’s beliefs and assumptions and on information currently available to our management as of the date of this prospectus supplement. While we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statement:

●	our ability to raise sufficient funds to continue our operations and carry out our business plan;

●	our ability to attract and retain qualified officers and directors;

●	changes adversely affecting the business in which we are engaged;

●	our ability to execute on our plans to develop, market and deliver our vehicles and the timing and cost of these development and marketing programs;

●	our ability to manage our indebtedness, including our ability to refinance our current indebtedness;

●	the ability of our suppliers to deliver necessary components for our products;

●	our ability to successfully maintain licenses and other rights to certain technology to continue production and delivery of our vehicles;

●	our ability to remediate the identified material weaknesses in our internal control over financial reporting;

●	our ability to navigate economic, operational and legal risks specific to operations based in China;

●	our estimates of the size of the markets for our vehicles and the costs to bring our vehicles to market;

●	our estimates of consumer demand for the Company’s robotics products;

●	the rate and degree of market acceptance of our vehicles;

S-iii

●	the success of other competing manufacturers;

●	the performance and security of our vehicles;

●	ongoing and potential litigation involving PSAC or us and the outcome of the SEC and the United States Department of Justice investigations;

●	general economic conditions;

●	the possibility that any stockholder litigation or dispute may result in significant costs of defense, indemnification or liability;

●	the price and trading volume of the Company’s Class A Common Stock; and

●	other risks and uncertainties discussed in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC and our most recent Quarterly Reports on Form 10-Q filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by our subsequent periodic reports we file with the SEC, including our Quarterly Reports on Form 10-Q, and in any prospectus supplement.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, including the documents incorporated by reference herein, will prove to be accurate. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

You should read this prospectus supplement and accompanying prospectus, including the documents incorporated by reference herein, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus, or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

THE COMPANY

Faraday Future Intelligent Electric Inc. is a California-based global, shared, intelligent mobility ecosystem company founded in 2014 with a vision to disrupt the automotive industry. Our Class A Common Stock and Public Warrants trade on The Nasdaq Capital Market (“Nasdaq”) under the ticker symbols “FFAI” and “FFAIW,” respectively.

With headquarters in the greater Los Angeles, California area, we design and engineer next-generation intelligent, connected electric vehicles and are developing embodied AI robotics products and related commercialization initiatives. We manufacture vehicles at the FF aiFactory California production facility in Hanford, California. We also have additional engineering, sales, and operational capabilities in China. Additionally, we have established operations in the United Arab Emirates, including an entity to manage assembly and sales support for FF 91 series vehicles and a facility in Ras Al Khaimah intended to support future FX Super One production, further expanding our presence in the Middle East as part of our “third pole” strategy.

Since our founding, we have developed technologies and products focused on intelligent electric vehicles and connected mobility systems. We believe these capabilities support our strategy to develop intelligent electric vehicles and related mobility technologies. Our long-term strategy is centered on building an integrated Embodied Artificial Intelligence (“EAI”) ecosystem that includes intelligent electric vehicles and robotics.

Our product roadmap builds on the FF 91 platform through the planned FF 92 upgrade program and the FX Super One and reflects an increased focus on reallocating resources, manufacturing capacity, and engineering efforts toward these programs and our robotics commercialization initiatives. We expect our broader product portfolio to better align product strategy with anticipated demand, improve capital efficiency, and support the next phase of our commercialization efforts.

We have begun implementing an embodied AI robotics strategy intended to complement our intelligent mobility ecosystem. This initiative is focused on the development and commercialization of robotics products that may leverage our AI, sensor, software, and platform capabilities developed for intelligent electric vehicles. During the three months ended March 31, 2026, our robotics business entered the early commercialization stage, including initial product deliveries and non-binding pre-order activity supported by non-refundable deposits. Management views embodied AI robotics as an extension of our EAI ecosystem, connecting intelligent vehicles, robotics devices, an EAI brain, an open-source and open-platform framework, and data-driven AI capabilities to support long-term technology commercialization efforts.

BACKGROUND

Property Solutions Acquisition Corp., a special purpose acquisition company incorporated in Delaware, completed its initial public offering in July 2020. On July 21, 2021, Faraday Future Intelligent Electric Inc. (f/k/a Property Solutions Acquisition Corp.), a Delaware corporation, consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated as of January 27, 2021 (as amended, the “Merger Agreement”), by and among FFAI, PSAC Merger Sub Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly-owned subsidiary of PSAC (“Merger Sub”), and FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Legacy FF”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Legacy FF, with Legacy FF surviving the merger as a wholly-owned subsidiary of FFAI (the “Business Combination”). Upon the consummation of the Business Combination, the registrant changed its name from “Property Solutions Acquisition Corp.” to “Faraday Future Intelligent Electric Inc.” Legacy FF is considered FFAI’s accounting acquirer.

Our shares of Class A Common Stock and our Public Warrants are currently listed on Nasdaq under the symbols “FFAI” and “FFAIW,” respectively.

Recent Developments

The following summarizes certain developments occurring from January 1, 2026 through the filing date of this report that relate to the Company’s operations and product development, financing activities, and corporate actions.

AIEV – Strategic Operations and Product Development

●	In February 2026, GlobeX AI Hong Kong Holding Limited, a special purpose entity controlled by the Company, entered into a package of agreements with Hebei Huanzhou Automobile Sales Co., Ltd. relating to the development, mass-production-oriented parts procurement, engineering support and related commercial arrangements for a battery electric version of the FX Super One for the U.S. market. The agreements also addressed certain intellectual property, product liability and after-sales matters, and the parties may negotiate additional vehicle development projects, including the FX 4, and potential geographic expansion to Canada and the Middle East.

●	In March 2026, the Company provided an update on its EAI EV strategy, stating that the FX Super One had advanced into engineering validation, homologation and production system refinement following the roll-off of the first pre-production vehicle at its Hanford, California facility in December 2025. The Company also stated that it continued to advance U.S. production readiness, including localized certification work related to Federal Motor Vehicle Safety Standards (“FMVSS”) requirements, and remained focused on phased delivery of the FX Super One.

●	In March 2026, the Company announced that it continued to expand its Co-Creation Ecosystem B2B2C model and Four-Pillar Sales Architecture, including community sales, partner sales, B2B sales and third-party e-commerce. The Company also stated that, following its presence at the NADA Dealer Summit, it signed memorandums of understanding for sales cooperation covering both the FX Super One and EAI robots with several U.S. mainstream dealerships.

●	In March 2026, the Company provided an update on its EAI EV strategy, stating that the FX Super One had advanced into engineering validation, homologation and production system refinement following the roll-off of the first pre-production vehicle at its Hanford, California facility in December 2025. The Company also stated that it continued to advance U.S. production readiness, including localized certification work related to Federal Motor Vehicle Safety Standards (“FMVSS”) requirements, and remained focused on phased delivery of the FX Super One.

●	In April 2026, GlobeX AI Hong Kong Holding Limited, a special purpose entity controlled by the Company, entered into a supplemental agreement to a previously executed engineering services agreement with its previously announced bridge strategy partner. Under the supplemental agreement, the Company plans to upgrade the FX Super One to an 800V architecture or accelerate the AIHER project, while pausing the original Super One 400V cooperation project. The advance research and development fee remains due and payable, while subsequent remaining balances and development, testing and engineering services are paused.

Robotics – Strategic Operations and Product Development

●	In February 2026, the Company established FF AI-Robotics Inc. and launched three robotics product lines, FF Futurist, FF Master and FX Aegis, and disclosed that sales and pre-orders had opened, more than 1,200 non-binding and non-refundable B2B deposits had been received, and initial deliveries were planned for late February 2026. The Company also stated that the Mobile Manipulator Robot Series was planned to be launched in the second quarter, that robotics production preparation was underway, and that FF AI-Robotics entered into a non-binding letter of intent with AIXC to evaluate Web3 collaboration opportunities.

●	In February 2026, the Company furnished a corrected press release announcing the establishment of FF AI-Robotics Inc. and the launch of its first three robotics product lines: FF Futurist, FF Master, and FX Aegis. The release stated that sales and pre-order collection had begun, the first deliveries were planned for the end of February, the Mobile Manipulator Robot Series was planned for the second quarter, and the Company had received more than 1,200 non-binding and non-refundable B2B deposits. The release also stated that the robotics business had entered production preparation and that FF AI-Robotics entered into a non-binding letter of intent with AIXC to evaluate Web3 collaboration opportunities.

●	In February 2026, the Company delivered its first batch of robots to Golden Hills, a premium Airbnb property operator in Florida and Nevada, pursuant to a sales agreement. This milestone marked the official launch of FF’s first AI-robot delivery cycle in 2026. The following summarizes certain significant financing activities during the period. Additional details regarding the Company’s debt and financing arrangements are included in Notes 8 and 9 to the Unaudited Condensed Consolidated Financial Statements.

AIEV – Capital Raising & Financing Agreements

●	In February 2026, the Company entered into a Securities Purchase Agreement with an accredited investor to sell $10.0 million of Class A common stock at a per-share price equal to 100% of the closing price immediately prior to closing. The subscription amount was to be provided to the investor by AIxCrypto Holdings Inc. (“AIXC”), and the agreement included a true-up share issuance feature if the Company issued common stock or equivalent securities before the earlier of six months after closing or effectiveness of the related registration statement at a lower price, subject to specified exceptions.

●	In March 2026, the Company entered into two supplemental agreements with Chongqing LeTV Microloan Co., Ltd. to settle certain previously assigned debt obligations for an aggregate settlement amount of RMB 25.4 million (approximately $3.7 million), payable in installments through December 31, 2028.

●	In April 2026, the Company entered into a $2.0 million unsecured loan agreement with Gold King Arthur Holding Limited. The loan bore interest at 10% per annum, matured one year from the advancement date, and was designated for expenses associated with the Company’s robotics business, other business operations, including payroll, and related unforeseen expenses. The loan and accrued interest were subsequently satisfied through cancellation and extinguishment as part of the amended and restated securities purchase agreement with Gold King Arthur Holding Limited. The amended and restated securities purchase agreement increased the total investment amount to approximately $12.0 million and contemplated the issuance of Class A common stock, newly designated Series C Convertible Preferred Stock, and a fixed warrant arrangement tied to the Company’s future FX Super One delivery milestone.

●	In April 2026, the Company entered into a notes purchase agreement with Streeterville Capital, LLC, pursuant to which the Company issued and sold a Promissory Note A-1 with an original principal amount of approximately $15.8 million and a Secured Promissory Note B with an original principal amount of $30.0 million, for an aggregate purchase price of $45.0 million. The A-1 Note bears interest at 9.0% per annum, matures 24 months after the purchase price date, includes an original issue discount and transaction expense amount, and provides the lender with certain monthly redemption rights beginning in October 2026, subject to the terms of the note. The B Note bears interest at 3.5% per annum, matures 24 months after the purchase price date, is secured by a deposit account control agreement and related collateral arrangements, and may be exchanged into additional A Notes under specified conditions. The Company’s obligations under the notes are guaranteed by certain subsidiaries, and the B Note is further supported by a pledge of the Company’s membership interests in FFAI Holdings, LLC.

●	In May 2026, the Company entered into a Securities Purchase Agreement with certain institutional investors, pursuant to which the Company sold, and the investors purchased, senior convertible notes in the aggregate principal amount of $25 million, which notes are convertible into shares of the Company’s Class A Common Stock. Such notes bear interest at 8.0% per annum and mature 12 months after the issuance date.

The following summarizes certain stock exchange compliance matters, corporate actions, and governance developments during the period.

AIEV – Stock Exchange Compliance & Stockholder and Corporate Actions

●	In February 2026, the Company held a special meeting of stockholders at which stockholders approved an increase in the Company’s authorized shares to support capital planning, FX Super One vehicle milestones, and expansion of embodied artificial intelligence (“EAI”) robotics initiatives. On February 18, 2026, the Company filed a Certificate of Amendment to increase its authorized Class A common stock from 232,470,985 shares to 312,285,439 shares and its authorized preferred stock from 17,931,000 shares to 24,087,265 shares. The additional authorized share capacity is intended to support near-term capital planning needs, existing obligations to issue shares of Class A common stock, and potential future financings, strategic transactions, stock issuances pursuant to employee benefit plans, and other proper corporate purposes aligned with the Company’s 2026 business strategy. The approval relates solely to the authorization of additional shares and does not, by itself, result in the issuance of any shares.

●	In February 2026, the Company filed a certificate of elimination with respect to the Company’s Series A Preferred Stock, par value $0.0001 per share, following the automatic redemption of all outstanding shares of FFAI Series A Preferred Stock after the conclusion of the Company’s stockholders’ special meeting. The certificate of elimination (i) eliminated the previous designation of one share of FFAI Series A Preferred Stock from the charter, and (ii) caused such share of FFAI Series A Preferred Stock to resume its status as an authorized but unissued and non-designated share of preferred stock.

●	In March 2026, the Company received a letter from the Division of Enforcement of the U.S. Securities and Exchange Commission stating that, based on the information available as of March 18, 2026, the staff did not intend to recommend an enforcement action against the Company. Similar letters were also received by Company Founder and Yueting Jia and Jerry Wang in their individual capacities. The letters further stated that they “must in no way be construed as indicating that the party has been exonerated or that no action may ultimately result from the staff’s investigation.

●	In March 2026, the Company received a notice from Nasdaq indicating that it was not in compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2), because the closing bid price of its Class A common stock remained below $1.00 per share for 30 consecutive trading days. The Company has until September 16, 2026 to regain compliance, and its Class A common stock will continue to trade on the Nasdaq Capital Market during the compliance period.

●	In March 2026, the Company announced an executive and employee share purchase initiative under which certain executives and employees would defer a portion of their base compensation for the period from March 1, 2026 through May 31, 2026. Subject to Board approval, applicable securities laws and the Company’s trading policies, the Company stated that it intended to repurchase shares of its common stock in an amount approximately equal to the estimated after-tax deferred compensation for the period, or approximately $0.5 million, and subsequently transfer the repurchased shares to participating executives and employees in settlement of the deferred compensation obligations.

●	In April 2026, the Company entered into a purchase agreement with Matthias Aydt, pursuant to which the Company issued and sold one share of newly designated Series A Preferred Stock for a purchase price of $100. The Series A Preferred Stock has 10,000,000,000 votes but is entitled to vote only on proposals relating to an increase in authorized common stock and a reverse stock split, and the holder is required to vote the share in the same proportion as shares of common stock voted on such proposals, subject to a minimum common stock quorum condition. The Series A Preferred Stock is not convertible into common stock, is not entitled to dividends, has a $100 liquidation preference, and is subject to transfer restrictions.

The following summarizes certain leadership, governance, and organizational developments during the period.

Corporate Governance

●	In February 2026, Chui Tin Mok, an executive member of the Company’s Board of Directors, notified the Board of his intention to resign as a director upon the Board’s confirmation of a successor nominee, in order to focus on the Company’s business execution in the United Arab Emirates (“U.A.E.”) and the broader Middle East. Mr. Mok will continue to serve as an executive officer and Head of FF Middle East.

●	In March 2026, the Company announced that it had relocated its headquarters to Silicon Beach in El Segundo, California, which the Company stated was intended to enhance its ability to attract senior talent and support its next phase of growth.

●	In April 2026, Matthias Aydt resigned from the Board of Directors for personal reasons, effective immediately, and informed the Board of his intention to resign as Global Co-Chief Executive Officer at such time as the Board deems fit. Jie (Jay) Sheng also resigned from the Board, effective immediately, and Chui Tin Mok resigned from the Board following his previously disclosed notice of intent to resign, while continuing in his role as an executive officer and Head of FF Middle East. The Company also announced that FF Top nominated Xiao (Lucky) Jiang and Kevin Chen to the Board, and the Board appointed Jiawei (Jerry) Wang, Xiao (Lucky) Jiang and Kevin Chen as directors. Kevin Chen is expected to be appointed to the Audit, Compensation, and Nominating and Corporate Governance Committees, and Jerry Wang was appointed to the Finance and Investment Committee.

●	In May 2026, the Board of Directors accepted the resignation of Matthias Aydt from his position as Global co-CEO. With the resignation of Mr. Aydt, the Board of Directors acknowledged Mr. Yueting Jia as the sole Global CEO of the Company.

Segment Information

We have three operating segments-AI Electric Vehicle (“AIEV”), Robotics. and AIXC -each of which meets the criteria for separate reporting under ASC 280. Our CEO acting as our Chief Operating Decision Makers (“CODM”), regularly evaluated the financial performance using consolidated financial information at the total-company level including consolidated loss from operations, cash flows, liquidity, and strategic initiatives.

Management has identified Loss from operations, as presented in our Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss, as the primary measure used by the CODM to evaluate the performance of the business and allocate resources. Loss from operations is the measure of segment profit or loss that is most consistent with the measurement principles used in measuring the corresponding amounts in our unaudited condensed consolidated financial statements. This measure reflects our focus on managing operating performance, cash outflows, and liquidity, particularly given that the timing of cash inflows is influenced by external financing activities. We define “significant segment expense” as controllable operating costs that are regularly provided to and reviewed by management, which include the expenses presented in the Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss as Cost of revenue, Research and development, Sales and marketing, and General and administrative.

Management closely tracks its expenditure on these key expense categories through regular reviews of cash balances, near-term cash flow projections, monthly management reports, and project management reports. The CODM, works in close collaboration with our business leaders to establish critical operational targets, set project timelines, and adjust spending plans. These leaders are responsible for implementing its strategic plans and revising targets and deadlines based on continuous internal communications and review meetings, thereby ensuring that any deviations from target spending or project timelines are promptly addressed.

While loss from operations is the primary measure used to evaluate overall performance and allocate resources across segments, we also evaluate the Robotics segment using gross profit as an additional performance measure, as this segment is in the early stages of commercialization and focuses on product-level profitability. Gross profit is defined as revenue less cost of revenues. At this time, General and administrative, Research and development, and Sales and marketing expenses are not allocated to the Robotics segment. Gross profit is not used as the primary measure of segment profit or loss for AIEV or AIXC.

This oversight supports our strategic objectives to prioritize the commercialization of the FX Series vehicles and Robotics products, while continuing to support production, sales, and leasing activities for our FF 91 vehicles, the planned FF 92 upgrade program, and the development of our AI, blockchain-based platform, and related crypto service initiatives through AIXC.

China Operations and PRC Subsidiaries

The Company has historically pursued a dual-home market strategy intended to leverage both the U.S. and Chinese automotive industries. The Company has sought to combine U.S.-based technological innovation and vehicle development with China’s supply chain and production capabilities to support its long-term strategic objectives. The Company also continues to evaluate opportunities in China, including potential joint ventures and other strategic partnerships with local OEMs and suppliers.

To facilitate its historical and ongoing activities in China, the Company conducts business in the region through a holding company structure, with FF Hong Kong Holding Limited serving as the primary holding company for the PRC Subsidiaries. As part of this structure, FF Automotive (China) Co., Ltd. was established as a wholly foreign-owned entity (“WFOE”) in March 2017. As of December 31, 2025, LeSee Automotive (Beijing) Co., Ltd. (“LeSee Beijing”) was 99% owned by the WFOE. Historically, the Company conducted its China-based operations through LeSee Beijing, which was incorporated in July 2014; however, LeSee Beijing currently has no active operations.

The Company refers to its subsidiaries organized in China, including Hong Kong, collectively as the “PRC Subsidiaries.” As of December 31, 2025, the Company’s operating subsidiaries in China were limited to the following entities:

●	FF Automotive (China) Co., Ltd.

●	Ruiyu Automotive (Beijing) Co., Ltd.

●	Shanghai Faran Automotive Technology Co., Ltd.

For a hierarchical overview of the Company’s corporate structure, refer to the Organizational Chart subsection above. A complete list of the Company’s subsidiaries is provided in Exhibit 21.1 to this Annual Report on Form 10-K.

U.A.E. Operations and U.A.E. Subsidiaries

The Company has begun establishing an operational presence in the Middle East as part of its broader international market expansion strategy. The Company believes the region presents an opportunity supported by demand for advanced mobility technologies, luxury electric vehicles, and government initiatives promoting innovation, smart mobility, and sustainable transportation.

To support its Middle East activities, the Company conducts business in the region through Faraday Future Middle East FZ-LLC, a wholly owned subsidiary established in the United Arab Emirates. This entity serves as the Company’s primary operating platform for regional business development, strategic partnerships, and related operational activities in the Middle East.

Through Faraday Future Middle East FZ-LLC, the Company has initiated activities related to regional market development, ecosystem partnerships, and operational infrastructure intended to support its longer-term presence in the region. These activities include engagement with local government entities, participation in industry events, and early-stage development of regional operational capabilities.

In addition, the Company has initiated early-stage activities in Ras Al Khaimah, United Arab Emirates, including preparation for localized assembly capabilities and coordination of supply chain logistics to support pilot production and vehicle operations in the region.

As of March 31, 2026, the Company’s primary operating subsidiary in the Middle East was Faraday Future Middle East FZ-LLC.

The Company continues to evaluate opportunities to expand its presence in the Middle East through strategic partnerships, localized manufacturing capabilities, and broader collaboration across the mobility, energy, and technology sectors.

The organizational chart below shows FFAI’s operating subsidiaries* as of the date hereof:

Supply Chain Exposure and Tariff Risk

As of March 31, 2026, a significant portion of our direct materials was sourced from China, which may expose certain components to U.S. import tariffs and other supply-chain cost pressures. During the three months ended March 31, 2026, the Company decreased its lower-of-cost-and-net-realizable-value inventory reserve by $15.4 million, bringing the total reserve to $5.7 million as of March 31, 2026, compared to $21.1 million as of December 31, 2025.

U.S. tariff policies continue to evolve and the Company maintains a flexible approach in responding to those developments. As production planning evolves, the Company may continue to evaluate sourcing strategies, pricing, and inventory reserves in response to changes in global supply-chain conditions and trade policies.

Regulatory Risks Related to Operations in the People’s Republic of China

The Company’s current operations and planned expansion in the People’s Republic of China (“PRC”) are subject to evolving regulatory and governmental oversight. In recent years, the Chinese government has introduced new policies and restrictions affecting business operations, securities offerings, cybersecurity, and anti-monopoly enforcement. These regulatory changes may limit its ability to expand in China, attract foreign investment, or maintain its listing on a U.S. stock exchange.

Additionally, the Chinese government retains broad authority to intervene in or influence the operations of the Company’s PRC Subsidiaries, which could result in material changes to the Company’s business, financial condition, or the value of its Class A Common Stock and warrants. For further details on these risks, see “Risk Factors – Risks Related to our Operations in China.”

How Cash is Transferred Through Our Corporate Organization

The PRC has currency and capital transfer regulations that require the Company to comply with certain requirements for the movement of capital in and out of the PRC. The Company is able to transfer cash (U.S. Dollars) to the PRC Subsidiaries through capital contributions (increasing the Company’s capital investment in the PRC Subsidiaries). The Company may receive cash or assets declared as dividends from the PRC Subsidiaries. The PRC Subsidiaries can transfer funds to each other when necessary, by way of intercompany loans in the following manner:

●	FF Hong Kong Holding Limited, as the holding company of all the other PRC Subsidiaries, can transfer cash to any PRC Subsidiary through capital contribution. The Company notes Hong Kong’s banking system is outside PRC mainland’s banking system. As a result, when FF Hong Kong Holding Limited transfers cash to a PRC Subsidiary, it is required to follow the SAFE (as defined below) process and regulation.

●	FF Hong Kong Holding Limited, as the holding company of all the other PRC Subsidiaries, may receive cash or assets declared as dividends from the other PRC Subsidiaries.

●	Among PRC Subsidiaries other than FF Hong Kong Holding Limited, one PRC Subsidiary can provide funds through intercompany loans to another PRC Subsidiary and each such PRC Subsidiary is required to follow the rules of China Banking Regulatory Commission and other relevant Chinese authorities. Additionally, one PRC Subsidiary can transfer cash to its subsidiary through capital contribution, and any PRC Subsidiary may receive cash or assets declared as dividends from any of its subsidiaries.

In 2025 and 2024, FF U.S. extended loans in an aggregated amount of $8.4 million and $3.7 million, respectively, to FF Hong Kong Holding Limited to fund the operations of the PRC Subsidiaries. The Company will continue to assess the PRC Subsidiaries’ requirements to fund their operations and intend to effect additional contributions as appropriate. As of March 31, 2026, the Company’s operating subsidiaries in China (including Hong Kong) were FF Hong Kong Holding Limited (HK), holding company for FF Automotive (China) Co. Ltd., FF Automotive (Huber) Co. Ltd., and FF Automotive (Zhuhai) Co. Ltd.  FF Automotive (China) Co. Ltd. is the holding company for LeSEE Automotive (Beijing) Co., Ltd, Ruiyu Automotive (Beijing) Co., Ltd.  and Shanghai Faran Automotive Technology Co., Ltd., each of which was organized in the PRC. The PRC Subsidiaries have not transferred cash or other assets to any non-Chinese entity, including by way of dividends. The Company does not currently plan or anticipate transferring cash or other assets from its operations in China to any non-Chinese entity.

Capital contributions to PRC companies are governed by the revised Company Law of the PRC (effective July 1, 2024) and the Foreign Investment Law. The PRC imposes capital contribution timing requirements and dividend distribution restrictions on PRC Subsidiaries when remitting payments outside of China. Under PRC law, the Company’s PRC Subsidiaries may distribute dividends only from net profits, as determined under PRC Generally Accepted Accounting Principles (“PRC GAAP”), and only after statutory reserve allocations and prior-year loss recoveries. The Company’s operating PRC Subsidiaries are required to set aside a portion of their net income, if any, each year to fund general reserves for appropriations until such reserves have reached 50% of the relevant entity’s registered capital. These reserves are not distributable as cash dividends. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary.

PRC Restrictions on Foreign Exchange and Transfer of Cash

Under PRC laws, if certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies between entities, across borders, and to U.S. investors without prior approval from State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where Chinese Yuan (“CNY”) is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with SAFE or its authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control system prevents our PRC Subsidiaries from obtaining sufficient foreign currencies to satisfy their foreign currency demands, our PRC Subsidiaries may not be able to pay dividends in foreign currencies to FFAI. Further, we cannot assure you that new regulations or policies will not be promulgated in the future that would have the effect of further restricting the remittance of CNY into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment thereof, that the PRC Subsidiaries will be able to fund their future activities which are conducted in foreign currencies, including the payment of dividends.

Furthermore, under PRC laws, dividends may be paid only out of distributable profits. Distributable profits are the net profit as determined under PRC GAAP, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. Our PRC Subsidiaries shall appropriate 10% of the net profits as reported in their statutory financial statements (after offsetting any prior year’s losses) to the statutory surplus reserves until the reserves have reached 50% of their registered capital. As a result, our PRC Subsidiaries may not have sufficient, or any, distributable profits to pay dividends to us. See “Risk Factors–Risks Related to FF’s Operations in China–FFAI is a holding company and, in the future, may rely on dividends and other distributions on equity paid by the PRC Subsidiaries to fund any cash and financing requirements that FFAI may have, and the restrictions on PRC Subsidiaries’ ability to pay dividends or make other payments to FFAI could restrict FFAI’s ability to satisfy its liquidity requirements and have a material adverse effect on FFAI’s ability to conduct its business” for a more detailed discussion of the relevant risks relating to restrictions on foreign exchange and transfer of cash.

Requirements Under PRC Laws and Regulations

Under current PRC laws and regulations, each of our PRC Subsidiaries is required to obtain a business license to operate in the PRC. Our PRC Subsidiaries have all received the requisite business license to operate, and no application for business license had been denied.

As the Company’s operations in the PRC expand, its PRC Subsidiaries will be required to obtain approvals, licenses, permits and registrations from PRC regulatory authorities, such as the State Administration for Market Regulation, the National Development and Reform Commission, Ministry of Commerce (“MOFCOM”), and the Ministry of Industry and Information Technology (“MIIT”), which oversee different aspects of the electric vehicle business. As of March 31, 2026, its PRC Subsidiaries held all necessary business licenses and approvals, and no applications for required permits have been denied. However, PRC regulators continue to impose evolving licensing requirements, particularly in the electric vehicle sector, which may affect future compliance obligations. See “Risk Factors–Risks Related to our Operations in China–We may be adversely affected by the complexity, uncertainties and changes in PRC regulations on internet-related business, automotive businesses and other business carried out by the PRC Subsidiaries” incorporated herein by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for a more detailed discussion of the risks relevant to the regulations relating to the operations of the PRC Subsidiaries.

We do not believe any permission is required from any Chinese authorities (including the China Securities Regulatory Commission (the “CSRC”) and the Cyberspace Administration of China (the “CAC”)) in connection with our previous offerings or listing. We do not, immediately prior to the filing of this Registration Statement on Form S-1, possess over one million of PRC-based individual’s personal information. After consulting our PRC counsel, we believe we are currently not subject to the requirement under the Cybersecurity Review Measures that a network platform operator which possesses more than one million users’ personal information must apply for a cybersecurity review with CAC before listing abroad. In addition, as of December 31, 2024, after consulting our PRC counsel, we are not aware of any other laws or regulations currently effective in the PRC which explicitly require us to obtain any permission from the CSRC or other Chinese authorities for our previous offering or listing, nor had we received any inquiry, notice, or warning from the CSRC or any other Chinese authorities in such respects. The PRC authorities have promulgated new or proposed laws and regulations recently to further regulate securities offerings that are conducted overseas and/or foreign investment in China-based issuers. According to these new laws and regulations and the draft laws and regulations if enacted in their current forms, in connection with our future securities offering activities, we may be required to fulfill filing, reporting procedures with the CSRC, and may be required to go through cybersecurity review by the PRC authorities. However, there are uncertainties with respect to whether we will be able to fully comply with requirements to obtain such permissions and approvals from, or complete such reporting or filing procedures with PRC authorities. For more detailed information, see “Risk Factors–Risks Related to FF’s Operations in China–The approval of, or filing or other administrative procedures with, the CSRC or other PRC governmental authorities may be required in connection with certain of our financing activities, and, if required, we cannot predict if we will be able to obtain such approval or complete such filing or other administrative procedures” and “Risk Factors–Risks Related to FF’s Operations in China–We face challenges from the evolving regulatory environment regarding cybersecurity, information security, privacy and data protection. Many of these laws and regulations are subject to change and uncertain interpretation, and any actual or alleged failure to comply with related laws and regulations regarding cybersecurity, information security, data privacy and protection could materially and adversely affect our business and results of operations” incorporated herein by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for a more detailed discussion of the relevant risks relating to the applicable of PRC laws and Regulations.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Certain Information By Reference” on page S-18 of this prospectus.

Corporate Information

Our principal executive office and mailing address is 1990 E. Grand Ave., El Segundo, CA 90245. Our main telephone number is (424) 276-7616. Our corporate website address is www.ff.com and its investor relations website is located at investors.ff.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

THE OFFERING

Class A Common Stock offered by us pursuant to this prospectus supplement	Shares of our Class A Common Stock having an aggregate offering price of up to $90,000,000.

Class A Common Stock to be outstanding after this offering	Up to 666,912,407 shares, assuming sales at a price of $0.2828 per share, which was the closing price on the Nasdaq Stock Market on June 22, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time on the Exchange or other market for our Class A Common Stock in the United States through or to a Sales Agent, as sales agent or principal. See the section entitled “Plan of Distribution” below.

Use of proceeds	We intend to use the net proceeds for general working capital and corporate purposes, which may include investment in product and technology development, establish global sales and service network, ramp-up production, repayment or repurchase of outstanding debt, capital expenditures, potential joint ventures, acquisitions and other business opportunities and purposes. See the section entitled “Use of Proceeds” below.

Risk Factors	See “Risk Factors” beginning on page S-12 and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Class A Common Stock.

Trading Symbol	Our shares of Class A Common Stock and Public Warrants are listed on The Nasdaq under the symbols “FFAI” and “FFAIW”, respectively.

The number of shares of our Class A Common Stock to be outstanding immediately after this offering is based on 348,666,297 shares of our Class A Common Stock outstanding as of June 22, 2026 and excludes:

●	113,111 shares of Class A Common Stock available for award under the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan;

●	411,956,878 shares of Class A Common Stock issuable upon the conversion of Notes at a price of $0.287 per share, which represented the lowest VWAP over the five trading days preceding June 22, 2026; 19,687,795 shares of Common Stock issuable upon the exercise of outstanding Common Warrants as of June 22, 2026 with a weighted average exercise price of $1.07;

●	5,387 shares of Class A Common Stock issuable upon the vesting of outstanding restricted stock units as of June 22, 2026; and

●	6,667 shares of Class B Common Stock, which may be converted into Class A Common Stock.

The number of shares of Class A Common Stock outstanding excludes the shares issuable upon the conversion of the Company’s various secured notes, unsecured notes and upon exercise of warrants and does not reflect the issuance of shares in connection with any of the Company’s future financings.

RISK FACTORS

Investing in any of our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described in this prospectus supplement, together with all of the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the specific risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. See “Where You Can Find More Information” and “Information We Incorporate by Reference.” If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results and financial condition and the value of an investment in our securities. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to This Offering

There is limited trading volume for our securities and the market price of our securities is subject to volatility.

The price of our Class A Common Stock remains subject to volatility. The market price and level of trading of our Class A Common Stock could be subject to wide fluctuations in response to numerous factors, many of which are beyond our control. These factors include, among other things, our limited trading history, our limited trading volume, the concentration of holdings of our Class A Common Stock, actual or anticipated variations in our operating results and cash flow, the nature and content of our earnings releases, announcements or events that impact our products, customers, competitors or markets, business conditions in our markets and the general state of the securities markets and the market for luxury electric vehicle stocks, as well as general economic and market conditions and other factors that may affect our future results. Additionally, future sales of our Class A Common Stock or instruments convertible into our Class A Common Stock, in public or private offerings may depress our stock price.

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We intend to use the net proceeds from the sale of shares of our Class A Common Stock in this offering for general working capital and corporate purposes, which may include investment in technology development, repayment or repurchase of outstanding debt, capital expenditures, potential acquisitions and other business opportunities and purposes. We retain broad discretion over the use of the net proceeds from the sale of shares of Class A Common Stock and, accordingly, you will need to rely upon the judgment of our board of directors and management with respect to the use of proceeds, potentially with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the as adjusted net tangible book value per share of our Class A Common Stock outstanding prior to this offering. Assuming that an aggregate of 318,246,110 shares of our Class A Common Stock are sold under this prospectus supplement at a price of $0.2828 per share, the last reported sale price of our Class A Common Stock on the Nasdaq Stock Market on June 22, 2026, for aggregate gross proceeds of $90.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.178 per share, representing the difference between our as-adjusted net tangible book value per share as of March 31, 2026, after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. Additionally, because the sales of shares of our Class A Common Stock offered hereby will be made directly into the market, the prices at which we sell such securities will vary and these variations may be significant. As a result, you may suffer dilution if you purchase shares in this offering at a higher price than other shares offered hereby are sold. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The Class A Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and the Sales Agreement does not specify any required minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue shares of Class A Common Stock from time to time in connection with this offering. The issuance from time to time of these new shares of Class A Common Stock, or our ability to issue new shares of Class A Common Stock in this offering, could result in resales of shares of our Class A Common Stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Class A Common Stock.

The actual number of shares we may issue under the Sales Agreement, at any one time or in total, is uncertain and you may experience future dilution as a result of future equity offerings.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to a Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agents after delivering a sales notice, if any, will fluctuate based on the market price of the Class A Common Stock during the sales period and limits we set with the Sales Agents. Because the price per share of each share sold will fluctuate based on the market price of our Class A Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued. In addition, in order to raise additional capital, we may offer in the future additional shares of our Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A Common Stock, or securities convertible or exchangeable into Class A Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our Class A Common Stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agents as a source of financing.

We intend to use the net proceeds for general working capital and corporate purposes, which may include investment in product and technology development, establish global sales and service network, ramp-up production, repayment or repurchase of outstanding debt, capital expenditures, potential joint ventures, acquisitions and other business opportunities and purposes.

The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities and/or savings accounts.

DILUTION

If you invest in our Class A Common Stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Class A Common Stock immediately after this offering.

Our net tangible book value of our Class A Common Stock as of March 31, 2026 was approximately ($24.0) million, or approximately ($0.085) per share of Class A Common Stock based upon 282,409,695 shares of Class A Common Stock outstanding at that time, and on an unconverted basis with respect to our shares of Class B common stock. Net tangible book value per share is equal to our total tangible assets (excluding our total right-of-use assets), less our total liabilities, divided by the total number of shares of Class A Common Stock outstanding as of March 31, 2026.

After giving effect to the assumed sale of our Class A Common Stock in the aggregate amount of  $90.0 million at an assumed offering price of  $0.2828 per share, the last reported sale price of our Class A Common Stock on the Nasdaq Stock Market on June 22, 2026, and after deducting estimated offering commissions and estimated offering expenses payable by us, our net tangible book value as of March 31, 2026 would have been $62.9 million, or $0.105 per share of Class A Common Stock based on 600,655,805 shares of Class A Common Stock outstanding on a pro forma basis as of March 31, 2026. This represents an increase in net tangible book value of ($0.19) per share to our existing stockholders and an immediate dilution in net tangible book value of $0.178 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis:

Assumed offering price per share			$0.283
Net tangible book value per share as of March 31, 2026	$	（0.085）
Increase in net tangible book value per share attributable to the offering		$0.19
Pro forma net tangible book value per share as of March 31, 2026 after giving effect to the offering			$0.105
Dilution in net tangible book value per share to new investors			$0.178

The dilution information above is based on our net tangible book value and shares outstanding as of March 31, 2026 and gives effect only to the assumed sale of shares of Class A Common Stock in this offering at the assumed offering price described above. The dilution information does not give effect to financing transactions, issuances of securities, conversions, exercises, exchanges, settlements, anti-dilution adjustments, ratchet adjustments, true-up provisions or other events occurring after March 31, 2026, except to the extent expressly reflected above. For additional information regarding financing transactions occurring after March 31, 2026, including our April 2026 notes purchase agreement, see “Prospectus Supplement Summary — Recent Developments — AIEV — Capital Raising & Financing Agreements.

The number of shares of our Class A Common Stock to be outstanding immediately after this offering on a pro forma basis is based on 282,409,695 shares of our Class A Common Stock outstanding as of March 31, 2026 and excludes:

●	113,111 shares of Class A Common Stock available for award under the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan;

●	411,956,878 shares of Class A Common Stock issuable upon the exercise of Notes at a price of $0.287 per share, which represented the lowest VWAP over the five trading days preceding June 22, 2026; 19,687,795 shares of Common Stock issuable upon the exercise of outstanding Common Warrants of June 22, 2026 with a weighted average exercise price of $1.07;

●	5,387 shares of Class A Common Stock issuable upon the vesting of outstanding restricted stock units as of June 22, 2026; and

●	6,667 shares of Class B common stock, which may be converted into Class A Common Stock.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or vesting and settlement of outstanding restricted stock units. To the extent that any outstanding options are exercised or outstanding restricted stock units are vested and settled, there will be further dilution to new investors.

DIVIDEND POLICY

Faraday has never declared or paid any cash dividends on its Class A Common Stock. We currently anticipate that we will retain all of our future earnings for use in the expansion and operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable law and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DESCRIPTION OF THE SECURITIES THAT WE ARE OFFERING

We are offering up to 318,246,110 shares of Class A Common Stock at an assumed offering price of $0.2828 per share, which was the closing price of our common stock on Nasdaq on June 22, 2026, for aggregate gross proceeds of $90,000,000. The following description of our shares of Class A Common Stock summarizes the material terms and provisions thereof.

Common Stock

For a description of the rights associated with the common stock, see “Description of Securities – Common Stock” in the accompanying base prospectus. Our shares of Class A Common Stock and Public Warrants are listed on The Nasdaq under the symbols “FFAI” and “FFAIW”, respectively. The transfer agent for the common stock is Continental Stock Transfer & Trust.

PLAN OF DISTRIBUTION

We have entered into an At-the-Market Equity Offering Sales Agreement dated September 26, 2023 (as amended on June 26, 2026 and as amended further from time to time, the “Sales Agreement”), with the Sales Agents, under which we may issue and sell shares of our Class A Common Stock having an aggregate gross sales price of up to $90.0 million from time to time through the Sales Agents, subject to certain limitations. Sales of our Class A Common Stock , if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through Nasdaq (as defined below) or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to A.G.P. as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or by any other method permitted by law. We may instruct the Sales Agents not to sell our Class A Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agents may suspend the offering of our Class A Common Stock upon notice and subject to other conditions.

Each time we wish to issue and sell Class A Common Stock under the Sales Agreement, we will notify the Sales Agents of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Sales Agents, unless the Sales Agents decline to accept the terms of the notice, the Sales Agents have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agents under the Sales Agreement to sell our Class A Common Stock are subject to a number of conditions that we must meet.

We will pay the Sales Agents commissions for their services in acting as agents in the sale of our Class A Common Stock. The Sales Agents will be entitled to compensation at a commission rate of up to 3.5% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Sales Agents for fees and disbursements related to their legal counsel in an amount not to exceed $100,000 and up to $10,000 per quarterly due diligence update. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $425,000.

Settlement for sales of our Class A Common Stock will occur on the second (2nd) business day that is also a trading day following the date on which any sales are made, or on such earlier day as is then industry practice for regular-way trading or on some other date that is agreed upon by us and the Sales Agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agents will provide written confirmation to us following the close of trading on The Nasdaq Capital Market on each day in which Class A Common Stock is sold through them as sales agents under the Sales Agreement. Each confirmation will include the number of shares of Class A Common Stock sold through them as sales agents on that day, the compensation payable by us to the Sales Agents and net proceeds to us.

In connection with the sale of the Class A Common Stock on our behalf, the Sales Agents will, with respect to sales effected in an “at the market offering,” be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act. The Sales Agents will not engage in any market making activities involving shares of our Class A Common Stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. Sales Agents, A.G.P. and Maxim will not engage in any transactions that stabilize shares of our Class A Common Stock.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all shares of our Class A Common Stock subject to the Sales Agreement or (ii) the termination of the Sales Agreement as permitted therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.

The Sales Agents and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agents will not engage in any market making or stabilizing activities involving our Class A Common Stock while the offering is ongoing under this prospectus supplement and the accompanying prospectus.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon by Pryor Cashman LLP, New York, New York. The Sales Agents are being represented in connection with this offering by Thompson Hine LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2025 and for the year then ended incorporated by reference in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of HTL International LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2024 and for the year then ended incorporated by reference in this prospectus have been so included in reliance on the reports (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of Macias Gini & O’Connell LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part, to register the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at www.ff.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC that is incorporated by reference herein will automatically update and supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we have indicated or indicate in the future as being “furnished,” including any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement, shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or in any subsequently filed incorporated document modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026,

●	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 2, 2026, January 8, 2026, February 5, 2026, February 6, 2026, February 10, 2026, February 13, 2026, February 20, 2026, March 4, 2026, March 18, 2026, March 20, 2026, March 23, 2026, April 1, 2026, April 16, 2026, April 17, 2026, April 17, 2026, April 20, 2026, May 7, 2026, May 11, 2026, May 18, 2026, May 22, 2026, May 29, 2026, June 17, 2026 and June 23, 2026.

●	our Definitive Proxy Statement on Schedule 14A for our 2026 annual meeting of stockholders, filed with the SEC on April 28, 2026, to the extent incorporated by reference into the Form 10-K; and

●	the description of our Common Stock set forth in our registration statement on Form 8-A, filed with the SEC on July 20, 2020, including any amendments thereto or reports filed for the purposes of updating this description.

Any documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement and prior to the termination of the offering of our securities to which this prospectus relates, will automatically be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Faraday Future Intelligent Electric Inc.

Attn: Investor Relations

1990 E. Grand Ave.

El Segundo, California 90245

(310) 415-4807

Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

Up to $90,000,000

Faraday Future Intelligent Electric Inc.

Class A Common Stock

Prospectus

A.G.P.
Maxim Group LLC

, 2026

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate (other than the SEC registration fee) of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee		$3,760.61
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item 15. Indemnification of Directors and Officers.

The relevant provisions of Section 145 of the Delaware General Corporation Law, or the DGCL, concerning indemnification of officers, directors, employees and agents is set forth below.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)	(1)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of these paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence).

(2)	The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Section 7.01 of the Amended and Restated Charter provides:

“To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.

Item 16. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1†	Form of Underwriting Agreement
4.1†	Form of Indenture
4.2†	Form of Debt Security
4.3†	Form of Warrant Agreement (including form of Warrant Certificate)
5.1*	Opinion of Pryor Cashman LLP
23.1*	Consent of HTL International LLC
23.2*	Consent of Macias Gini & O’Connell LLP
23.3*	Consent of Pryor Cashman LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page of this registration statement)
107*	Filing Fee Table

†	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.

*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(i), (A)(ii), and (A)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

B.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

E.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

F.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 26, 2026.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Yueting Jia
Yueting Jia
Global Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Yueting Jia, as his or her true and lawful attorney-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this registration statement and (ii) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Yueting Jia	Global Chief Executive Officer	June 26, 2026
Yueting Jia	(principal executive officer)

/s/ Koti Meka	Chief Financial Officer	June 26, 2026
Koti Meka	(principal financial and accounting officer)

/s/ Lev Peker	Director	June 26, 2026
Lev Peker

/s/ Jiawei Wang	Executive Chairman of the Board	June 26, 2026
Jiawei Wang

/s/ Chad Chen	Director	June 26, 2026
Chad Chen

/s/ Xiao Jiang	Director	June 26, 2026
Xiao Jiang

/s/ Kevin Chen	Director	June 26, 2026
Kevin Chen